                                                                    EXHIBIT 3.26


                          SECOND AMENDED AND RESTATED
                             PARTNERSHIP AGREEMENT

                                      OF

                              LOUISIANA-I GAMING,

                     A LOUISIANA PARTNERSHIP IN COMMENDAM



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS AGREEMENT OF LIMITED PARTNERSHIP OR THE LIMITED PARTNERSHIP INTERESTS PROVIDED FOR HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THE LIMITED PARTNERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON THE EXEMPTIONS SET FORTH IN SECTION 4(2) THEREOF AND IN RULE 506 OF REGULATION D PROMULGATED THEREUNDER; THE ISSUER IS UNDER NO OBLIGATION TO REGISTER THE LIMITED PARTNERSHIP INTERESTS UNDER THE 1933 ACT.

     A LIMITED PARTNERSHIP INTEREST MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE 1933 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONAL RESTRICTIONS ON THE TRANSFER OF LIMITED PARTNERSHIP INTERESTS ARE CONTAINED IN SECTION 6 OF THIS AGREEMENT. BASED UPON THE FOREGOING, A PURCHASER OF A LIMITED PARTNERSHIP INTEREST MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF INVESTMENT THEREIN FOR AN INDEFINITE PERIOD OF TIME.

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page

SECTION 1  DEFINITIONS..................................................   2
SECTION 2  FORMATION OF LIMITED PARTNERSHIP.............................   4
      2.1  Formation, Name and Principal Office.........................   4
      2.2  Purpose and Scope of the Partnership.........................   4
      2.3  Names and Addresses of the Partners..........................   4
      2.4  Term of the Partnership......................................   4
      2.5  Required Documents...........................................   5
      2.6  Title to Property............................................   5
      2.7  Required Licenses............................................   5
SECTION 3  CAPITALIZATION OF THE PARTNERSHIP............................   5
      3.1  Initial Capital Contribution.................................   5
      3.2  Additional Capital Contributions.............................   5
      3.3  Admission of Additional Limited Partners.....................   6
      3.4  Withdrawal and Return of Capital.............................   6
      3.5  Loans to the Partnership.....................................   6
      3.6  Limitation of Liability......................................   6
      3.7  Percentage Interest..........................................   7
      3.8  Interest on Capital..........................................   7
SECTION 4  DISTRIBUTIONS, PROFITS AND LOSSES............................   7
      4.1  Distributions................................................   7
      4.2  Allocations of Partnership Profits and Losses................   8
      4.3  Modifications to Preserve Underlying Economic Objectives.....  11
      4.4  Withholding Taxes and Fees...................................  11
      4.5  Nonallocation of Distributions to Increases in Minimum Gain..  11

      4.6  Allocation of Liabilities....................................  12
SECTION 5  ADMINISTRATIVE PROVISIONS....................................  12
      5.1  Power of Limited Partners....................................  12
      5.2  Management by the General Partner............................  12
      5.3  Restrictions on Powers of the General Partner................  13
      5.4  Competing Ventures...........................................  13
      5.5  Disclosures..................................................  13
      5.6  Reimbursement to the General Partner.........................  14
      5.7  Compensation.................................................  14
      5.8  Tax Matters Partner..........................................  14
      5.9  Books, Records and Annual Financial Statements...............  14
SECTION 6  TRANSFER OF A PARTNERSHIP INTEREST; WITHDRAWALS..............  15
      6.1  Transfers....................................................  15
      6.2  Withdrawal of a Limited Partner..............................  16
SECTION 7  DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP...............  16
      7.1  Dissolving Events............................................  16
      7.2  Special Meeting to Dissolve or Continue the Partnership......  16
      7.3  Winding Up of the Partnership................................  17
SECTION 8  LIABILITY AND INDEMNIFICATION OF THE GENERAL PARTNER.........  18
      8.1  Liability....................................................  18
      8.2  Indemnification..............................................  18
SECTION 9  GENERAL PROVISIONS...........................................  18
      9.1  Special Meetings.............................................  18
      9.2  Entire Agreement.............................................  18

                                                                         Page
      9.3  Amendments...................................................  19
      9.4  Governing Law................................................  19
      9.5  Severability.................................................  19
      9.6  Counterparts.................................................  19
      9.7  Survival of Rights...........................................  19
      9.8  Arbitration and Attorneys' Fees..............................  19
      9.9  Notices......................................................  19
     9.10  Consents.....................................................  20
     9.11  No Partition.................................................  20
     9.12  Representation by Limited Partners...........................  20
     9.13  Valuation....................................................  20
     9.14  Mutual Selection.............................................  20

                          SECOND AMENDED AND RESTATED
                             PARTNERSHIP AGREEMENT

                                      OF

                              LOUISIANA-I GAMING,

                     A LOUISIANA PARTNERSHIP IN COMMENDAM

     THIS SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT (this "Agreement") of Louisiana-I Gaming, a Louisiana Partnership in Commendam (the "Partnership"), is entered into as of August 8, 1997, by and among Louisiana Gaming Enterprises, Inc., a Louisiana corporation (the "General Partner"), Boomtown, Inc., a Delaware corporation ("Boomtown"), as a limited partner, and those other persons who have executed this Agreement as limited partners (collectively with Boomtown, the partners in commendam or "Limited Partners"). The General Partner and the Limited Partners are referred to collectively as the "Partners" and each individually as a "Partner."

                                  WITNESSETH:
                                  -----------

     WHEREAS, the original Partnership Agreement of Louisiana-I Gaming, a Louisiana Partnership in Commendam, was entered into on April 20, 1993; and

     WHEREAS, the original Partnership Agreement was amended and restated by that certain Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana Partnership in Commendam, dated September 16, 1993, by the General Partner, Boomtown and Eric Skrmetta ("Skrmetta"), pursuant to which (among other things) Skrmetta was admitted as a limited partner of the Partnership;

     WHEREAS, Boomtown has purchased from Skrmetta, and Skrmetta has sold and assigned to Boomtown, all right, title and interest of Skrmetta in, under and to the Partnership pursuant to that certain Assignment of Partnership Interest dated August 6, 1997, between Skrmetta, as assignor, and Boomtown, as assignee; and

     WHEREAS, the General Partner and Boomtown are the only remaining partners of the Partnership and desire again to amend and restate in its entirety the Partnership Agreement of Louisiana-I Gaming, a Louisiana Partnership in Commendam, to set forth their understandings with respect to the business affairs of the Partnership;

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties intending to be legally bound, hereby agree that the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

                                   SECTION 1
                                   ---------
                                  DEFINITIONS
                                  -----------
     As used in this Agreement:

     Act shall mean the Louisiana Partnership Law, Louisiana Civil Code Articles
     ---
2801-2848.

     Additional Capital Contribution shall mean any contribution to the capital
     -------------------------------
of the Partnership (including the initial capital contribution of a person admitted as an additional Limited Partner pursuant to Section 3.3) made on a date subsequent to the date of this Agreement. Each Additional Capital Contribution shall be deemed to be made as of the close of business on the date thereof.

     Authorized Transferee shall have the meaning set forth in Section
     ---------------------
6.1(a)(iv).

     Bankruptcy shall mean, with respect to a Partner, the commencement of any
     ----------
bankruptcy or insolvency case or proceeding against such Partner which shall continue and remain unstayed and in effect for a period of 60 consecutive days, or the filing by such Partner of a petition, answer or consent seeking relief under any applicable Federal or state bankruptcy, insolvency or similar law.

     Capital Account shall mean, for each Partner, a separate account that is:
     ---------------

     (a)  increased by (i) the amount of such Partner's Capital Contribution and
(ii) allocations of Profits to such Partner pursuant to Section 4.2;

     (b) decreased by (i) the amount of cash distributed to such Partner by the Partnership, (ii) the fair market value of any other property distributed to such Partner by the Partnership (determined as of the date of distribution, without regard to Section 7701(g) of the Code, and net of liabilities secured by such property that the Partner assumes or to which the Partner's ownership of the property is subject), and (iii) allocations of Losses to such Partner pursuant to Section 4.2; and

     (c) otherwise adjusted so as to conform to the requirements of Sections 704(b) and (c) of the Code and the regulations issued thereunder.

     Capital Contribution shall mean, for any Partner, the net amount of cash
     --------------------
and the fair market value, without regard to Section 7701(g) of the Code, of any other property (determined as of the date of contribution and net of liabilities secured by such property that the Partnership assumes or to which the Partnership's ownership of the property is subject) contributed by such Partner to the capital of the Partnership. A Partner's Capital Contribution shall include such Partner's Additional Capital Contributions.

     Code shall mean the Internal Revenue Code of 1986, as amended.
     ----

     Dissolution of a Partner which is not a natural person shall mean that such
     -----------
Partner has terminated its existence (whether as a partnership, corporation or other legal entity) and dissolved; provided, however, that a change in the membership of a Partner that
            --------  -------
 is a partnership shall not constitute a "Dissolution" of such Partner, so long as the business of the Partner is continued in partnership form, regardless of whether such Partner is deemed technically dissolved for partnership or tax law purposes.

     Distributable Income shall have the meaning set forth in Section 4.1(a).
     --------------------

     Fiscal Year shall mean the period from January 1 through December 31 of
     -----------
each year (unless otherwise required by law).

     Indemnified Person shall have the meaning set forth in Section 8.2.
     ------------------

     Liquidating Partner shall mean the General Partner unless another person is
     -------------------
selected pursuant to Section 7.2.

     Majority-In-Interest of the Limited Partners shall mean a group of Limited
     --------------------------------------------
Partners whose aggregate Percentage Interests are in excess of 50 percent of the total Percentage Interests of all of the Limited Partners.

     Minimum Gain of the Partnership shall, as provided in Treasury Regulation
     ------------
Section 1.704-2, mean the total amount of gain the Partnership would realize for Federal income tax purposes if it disposed of all assets subject to nonrecourse liability for no consideration other than full satisfaction thereof.

     Nonrecourse Deduction shall mean an item of loss, expense or deduction
     ---------------------
(other than a Partner Nonrecourse Deduction) attributable to a nonrecourse liability of the Partnership within the meaning of Treasury Regulation Section 1.704-2(b).

     Partner Nonrecourse Deduction shall mean an item of loss, expense or
     -----------------------------
deduction attributable to a nonrecourse liability of the Partnership for which a Partner bears the economic risk of loss within the meaning of Treasury Regulation Section 1.704-2(i).

     Percentage Interest shall have the meaning set forth in Section 3.7.
     -------------------

     Profits and Losses of the Partnership shall mean items of income and gain
     ------------------
(including items not subject to Federal income tax) and items of loss, expense and deduction (including items not deductible, depreciable, amortizable or otherwise excludable from income for Federal income tax purposes), respectively, as determined under Federal income tax principles.

     Project shall mean the riverboat gaming facility and related improvements
     -------
owned and operated by the Partnership in Harvey, Louisiana.

     Required License shall have the meaning set forth in Section 2.7.
     ----------------

     Substitute Partner shall have the meaning set forth in Section 6.1(a).
     ------------------

     Transfer shall have the meaning set forth in Section 6.1.
     --------

     Transferring Partner shall have the meaning set forth in Section 6.1(a)(i).
     --------------------

     Unreturned Capital Contribution shall mean, with respect to each Partner,
     -------------------------------
the amount of such Partner's Capital Contribution reduced by the amount distributed to such Partner pursuant to Section 4.1(a)(i). For purposes of the preceding sentence, the "amount distributed" with regard to any distribution of property in kind shall be equal to the fair market value of such property, without regard to Section 7701(g) of the Code, determined as of the date of distribution and net of liabilities secured by the property that the distributee Partner assumes or to which the distributee Partner's ownership of the property is subject.

                                   SECTION 2
                                   ---------
                       FORMATION OF LIMITED PARTNERSHIP
                       --------------------------------

     2.1  Formation, Name and Principal Office. The Partners hereby enter into
          ------------------------------------
and form the Partnership for the limited purpose and scope set forth in this Agreement. Except as otherwise provided herein, the Partnership shall be a partnership in commendam governed by the Act. The name of the Partnership shall be "Louisiana-I Gaming, a Louisiana Partnership in Commendam." The principal and registered office of the Partnership shall be c/o Smith Martin, 700 Camp Street, New Orleans, Louisiana 70130 or, upon written notice to the Limited Partners, at such other place as may be designated by the General Partner. The federal tax identification number of the Partnership is 72-1238179.

     2.2  Purpose and Scope of the Partnership.  The purpose of the Partnership
          ------------------------------------
shall be to:

          (i)  lease or otherwise acquire property;

          (ii) develop one or more of the following on the property, to the extent allowed by and in conformance with applicable law: (a) a riverboat gaming vessel; (b) a dockside gaming vessel; or (c) a land-based casino;

          (iii) develop any facilities that are related to, necessary for the operation of, or compatible with and enhance the gaming operation to be conducted on the property, including parking areas, entertainment and lodging facilities, food and beverage service, passenger ticketing facilities, docking facilities, storage and maintenance facilities (including fueling facilities for any riverboat vessel);

          (iv) engage in any other lawful activities determined by the General Partner to be necessary or advisable in furtherance of the foregoing.

     2.3  Names and Addresses of the Partners.  The name and address of each
          -----------------------------------
Partner shall be set forth on Schedule A.

     2.4  Term of the Partnership.  The Partnership commenced on April 20, 1993
          -----------------------
and shall continue for a period of 99 years thereafter, unless earlier dissolved and terminated pursuant to Section 7.

     2.5  Required Documents.
          ------------------

          (a)  Partnership Documents.  The General Partner shall cause to be
               ---------------------
field, recorded or amended, as necessary, a certificate of limited partnership or partnership in commendam and any other documents required to be filed, recorded or amended in connection with the formation or operation of the Partnership pursuant to the laws of the State of Louisiana or any other jurisdiction in which the Partnership's business is conducted.

          (b)  Other Documents.  The Limited Partners shall execute and
               ---------------
acknowledge as requested by the General Partner such documents as may be necessary or desirable to (i) comply with legal requirements applicable to the formation of the Partnership or the operation of the Partnership's business, or (ii) otherwise give effect to the terms of this Agreement.

          (c)  Special Power of Attorney.  Each Limited Partner hereby grants
               -------------------------
to the General Partner a special power of attorney irrevocably appointing the General Partner as the Limited Partner's attorney-in-fact with power and authority to execute and acknowledge, in the Limited Partner's name and on its behalf, any document described in Section 2.5(b). Such special power of attorney is coupled with an interest.

     2.6  Title to Property.  Title to all Partnership property shall be held
          -----------------
in the name of the Partnership.

     2.7  Required Licenses.  Each Partner shall use its reasonable efforts to
          -----------------
obtain and continue to hold all governmental licenses, permits and similar authorizations that are necessary or advisable in connection with the business of the Partnership, as determined by the General Partner in its reasonable discretion ("Required Licenses").

                                   SECTION 3
                                   ---------
                       CAPITALIZATION OF THE PARTNERSHIP
                       ---------------------------------

     3.1  Initial Capital Contribution.  Each Partner shall make a contribution
          ----------------------------
to the capital of the Partnership. The initial capital contribution of the General Partner shall be $250,000 payable not later than the date on which the Partnership commences to conduct gaming operations. The initial capital contribution of Boomtown shall be $4,750,000 payable not later than the date on which the Partnership commences to conduct gaming operations. Each other Limited Partner's initial capital contribution shall be in such amount as shall be agreed to by the General Partner and shall be set forth on Schedule A.

     3.2  Additional Capital Contributions.
          --------------------------------

          (a)  General.  Except as otherwise specifically provided in this
               -------
Section 3.2, no Partner shall be permitted or required to make an Additional Capital Contribution.

          (b) Mandatory Additional Contributions by the General Partner. The General Partner shall make any capital contribution required in connection with the dissolution of the Partnership pursuant to Section 7.3(e). In addition, the General Partner shall make any capital contributions necessary for it to maintain, at all times during the term of the Partnership, a positive Capital Account balance at least equal to the lesser of (i) one percent of the aggregate positive Capital Account balances of the Partners or (ii) $500,000.

          (c)  Other Additional Contributions.  Prior to completion of the
               ------------------------------
 Project, any Partner may contribute additional capital to the Partnership upon the consent of the General Partner. Once the Project has been completed, if the General Partner determines in its sole discretion that the Partnership needs additional capital for any purpose, the General Partner may offer to the Partners the opportunity to make Additional Capital Contributions.

     3.3  Admission of Additional Limited Partners.  Subject to its authority to
          ----------------------------------------
approve Transfers of limited partnership interests under Section 6, the General Partner may admit additional persons as Limited Partners only with the consent of all the Limited Partners and only in compliance with applicable gaming laws.

     3.4  Withdrawal and Return of Capital.  Except as provided in Sections
          --------------------------------
4.1, 6.2 and 7.3, (i) no Partner may withdraw any portion of its Capital Contribution without the prior consent of the General Partner and a Majority-In-Interest of the Limited Partners and (ii) no Partner shall be entitled to a return of such Partner's Capital Contribution.

     3.5  Loans to the Partnership.  If the General Partner determines that the
          ------------------------
Partnership needs additional capital for any purpose, the General Partner may offer to the Partners, pro rata in proportion to their respective Percentage Interests, the opportunity to lend a specified amount of cash to the Partnership at a rate of interest equal to the prime rate of interest quoted from time to time by the Bank of America N.T.S.A. San Francisco main branch plus two percent (but not to exceed the maximum rate permitted under applicable law). If any Partner declines to lend its pro rata share of such amount to the Partnership, the other Partners may elect to lend to the Partnership all or a portion of the amount necessary to cover the resulting shortfall (in such proportions as the General Partner may determine in its sole discretion). Notwithstanding the foregoing, the General Partner shall not raise capital through Partner loans to the Partnership without first offering the Partners an opportunity to contribute the needed capital through Additional Capital Contributions pursuant to Section 3.2(c).

     3.6  Limitation of Liability.  Except as otherwise required by the Act or
          -----------------------
in connection with a claim against a Limited Partner for recovery of distributions received by such Limited Partner in violation of this Agreement, the liability of each Limited Partner for Partnership Losses shall not exceed the value of such Limited Partner's interest in the Partnership. Any cash or property that a Limited Partner is obligated to return to the Partnership shall be returned immediately upon demand therefor by the General Partner. A Limited Partner obligated to return property may, at its option, return cash equal to the fair market value of the property (determined by the General Partner in its reasonable discretion as of the date of such return). If, as a result of a Limited Partner receiving a distribution of cash or property that it is required to return, Losses which otherwise would have been allocated to the Limited Partner were allocated to the General Partner (and such allocation has not been reversed pursuant to Section 4.2(b)(iv)), the Capital Accounts of the Partners shall be adjusted to reflect the allocation of such Losses to the Limited Partner.

     3.7  Percentage Interest.
          -------------------
          (a) Upon execution of this Agreement by the Partners, the percentage interests ("Percentage Interests") of the Partners shall be as follows: .

                    General Partner  5%
                    Boomtown        95%

Except as specifically provided in Section 3.7(b), the Percentage Interests of the Partners shall not subsequently be adjusted.

          (b) If, after completion of the Project, there is an Additional Capital Contribution, the Percentage Interests of the Partners shall immediately thereafter be adjusted so that the Percentage Interest of each Partner is equal to the ratio that (A) the sum of such Partner's share of the Additional Capital Contributions made on such date and the fair market value of such Partner's interest in the Partnership (determined as of the time immediately prior to such Additional Capital Contributions, bears to (B) the sum of all Additional Capital Contributions made on such date and the aggregate fair market value of the Partners' interests in Partnership (determined as of the time immediately prior to such Additional Capital Contributions).

     3.8  Interest on Capital.  No Partner shall be entitled to interest on such
          -------------------
Partner's Capital Contribution.
                                   SECTION 4
                                   ---------
                       DISTRIBUTIONS, PROFITS AND LOSSES
                       ---------------------------------
     4.1  Distributions.
          -------------
          (a) Except as otherwise required pursuant to Section 4.1(b) or (c) or applicable law, the Partnership shall make distributions of cash or property from time to time at the discretion of the General Partner;
provided, however, that, subject to the foregoing limitations, the
--------  -------
Partnership shall make quarterly distributions of Distributable Income as follows:

               (i) Within 45 days after the end of each of the first three quarters of each Fiscal Year, 75 percent of the Partnership's Distributable Income for such quarter shall be distributed to the Partners in proportion to their respective Percentage Interests; and

               (ii) Within 60 days after the end of the final quarter of each Fiscal Year, 100 percent of any previously undistributed Distributable Income for such Fiscal Year shall be distributed to the Partners in proportion to their respective Percentage Interests.

          For purposes of this Section 4.1(a), "Distributable Income" for any period shall mean:

               (i) the sum of the Partnership's (A) net income, (B) depreciation and amortization charges, and (C) provision for income taxes or similar governmental fees; reduced by

               (ii) the sum of the Partnership's (A) capital expenditures in the normal course of operation, (B) scheduled principal repayments on indebtedness, and (C) income taxes or similar governmental fees actually paid (all of the foregoing items in this sentence to be determined with regard to amounts accrued or incurred in accordance with generally accepted accounting principles consistently applied); and further reduced by

               (iii) 50 percent of the aggregate deficit in Distributable Income, if any, for all prior periods (provided, however, that the reduction
                                       --------  -------
required under this clause (iii) shall not be applied for purposes of determining the historic Distributable Income for any prior period).

          (b) Notwithstanding Section 4.1(a), cash or property of the Partnership available for distribution upon the dissolution of the Partnership (including cash or property received upon the sale or other disposition of assets in anticipation of or in connection with such dissolution) shad be distributed in accordance with the provisions of Section 7.3.

          (c) No distribution shall be made to a Limited Partner pursuant to Section4.1(a) if and to the extent that, upon a hypothetical liquidation of the Partnership in accordance with the provisions of Section 7.3 immediately subsequent to such distribution, the Limited Partner would have a deficit Capital Account balance.

     4.2  Allocations of Partnership Profits and Losses.
          ---------------------------------------------
          (a) Except as otherwise provided in this Section 4.2, Profits and Losses of the Partnership shall be allocated among the Partners as follows:

               (i)  Profits of the Partnership shall be allocated:

                    (A) First, to the Partners in proportion to their respective negative Capital Account balances until no Partner has a negative Capital Account balance;

                    (B) Next, to the Partners in proportion to their respective Unreturned Capital Contributions until the Capital Account balance of each Partner is not less than such Partner's Unreturned Capital
Contribution; and

                    (C) Finally, to the Partners in proportion to their respective Percentage Interests.

               (ii) Next, Losses of the Partnership shall be allocated:

                    (A) First, to the Partners in proportion to the amounts by which the Capital Account balance of each Partner exceeds such Partner's Unreturned Capital Contribution until the Capital Account balance of each Partner does not exceed such Partner's Unreturned Capital Contribution;

                    (B) Next, to the Partners in proportion to their respective Unreturned Capital Contributions until the Capital Account balance of each Partner does not exceed zero; and

                    (C) Finally, to the Partners in proportion to their respective Percentage Interests.

             (iii) Notwithstanding the foregoing provisions of this Section 4.2(a):

                    (A) Nonrecourse Deductions shall be allocated among the Partners in proportion to their respective Percentage Interests;

                    (B) In accordance with the provisions of Treasury Regulation Section 1.704-2(i), each item of Partner Nonrecourse Deduction shall be allocated among the Partners in proportion to the economic risk of loss that the Partners bear with respect to the nonrecourse liability of the Partnership to which such item of Partner Nonrecourse Deduction is attributable; and

                    (C) Solely for purposes of determining the amounts to be allocated among the Partners under Section 4.2 (a)(i) and (ii) , the Capital Account balances of the Partners shall not reflect any reduction thereof caused by (1) the allocation to the Partners' Capital Accounts of Nonrecourse Deductions or Partner Nonrecourse Deductions under this Section 4.2(a)(iii), or
(2) any distributions that, notwithstanding the provisions of Section 4.5, are allocable to increases in the Partnership's Minimum Gain under Treasury Regulation Section 1.704-2(h) (except to the extent that such Nonrecourse Deductions, Partner Nonrecourse Deductions or distributions have been offset by operation of the minimum gain chargeback provisions of Section 4.2(b)(iii)).

          (b)  Allocation Adjustments Required to Comply With Section 704 (b) of
               -----------------------------------------------------------------
the Code.
--------
               (i)    Limitations on Allocation of Losses.  Notwithstanding the
                      -----------------------------------
provisions of Section 4.2(a)(ii), there shall be no allocation of Losses to any Limited Partner which would create or increase a deficit balance in such Limited Partner's Capital Account unless such allocation would be treated as valid under
Section 704(b) of the Code. Any Losses that cannot be allocated to a Limited Partner pursuant to the preceding sentence shall be reallocated to the General Partner.

               (ii)   Qualified Income Offset.  Notwithstanding the provisions
                      -----------------------
of Section 4.2(a)(i), if in any Fiscal Year a Limited Partner receives (or is reasonably expected to receive) a distribution, or an allocation or adjustment to such Limited Partner's Capital Account, that creates or increases (or is reasonably expected to create or increase) a deficit balance in such Limited Partner's Capital Account, there shall be allocated to the Limited Partner such items of Partnership income or gain as are necessary to satisfy the requirements of a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b).

                    (iii)  Minimum Gain Chargeback.  Notwithstanding the
                           -----------------------
provisions of Section 4.2(a), this Section 4.2(b)(iii) hereby incorporates by reference the "minimum gain chargeback" provisions of Treasury Regulation
Section 1.704-2. In general, upon a reduction of the Partnership's Minimum Gain, the preceding sentence shall require that items of income and gain be allocated among the Partners in a manner that reverses prior allocations of Nonrecourse and Partner Nonrecourse Deductions as well as reductions in the Partners' Capital Account balances resulting from distributions that, notwithstanding
Section 4.5, are allocable to increases in the Partnership's Minimum Gain. Subject to the provisions of Section 704 of the Code and the regulations thereunder, if the General Partner determines at any time that operation of such "minimum gain chargeback" provisions likely will not achieve such a reversal by the conclusion of the liquidation of the Partnership, the General Partner shall adjust the allocation provisions of this Section 4.2 as necessary to accomplish that result.

                    (iv) Allocations Subsequent to Certain Allocation
                         --------------------------------------------
Adjustments. Any allocations of items of Profits or Losses pursuant to Section
-----------
4.2(b)(i) or (ii) shall be taken into account in computing subsequent allocations pursuant to Section 4.2(a) so that the net amount of any item so allocated and all other items allocated to each Partner pursuant to Section 4.2(a) shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner pursuant to the provisions of Section 4.2(a) without application of Section 4.2(b)(i) or (ii).

               (c)  Book Tax Accounting Disparites.   If Partnership property
                    ------------------------------
is reflected in the Capital Accounts of the Partners at a book value that differs from the adjusted tax basis of such property (whether because such property was contributed to the Partnership by a Partner or because of a revaluation of the Partners' Capital Accounts under Treasury Regulation Section 1.704-1(b)), allocations of depreciation, amortization, income, gain or loss with respect to such property shall be made among the Partners in a manner which takes such difference into account in accordance with Code Section 704(c) and Treasury Regulation Section 1.704-1(b).

               (d)  Minimum Allocations to General Partner.  Notwithstanding
                    --------------------------------------
anything in this Agreement to the contrary, but subject to the provisions of
Section 4.2(b)(ii) and (iii), the General Partner shall be allocated pro rata at least one percent of each item of Partnership income, gain, loss, expense or deduction .

               (e)  Special Allocations in Connection with Certain Transactions.
                    ------------------------------------------------------------
Subject to the provisions of Section 4.2(b), if the Partnership is entitled to a tax deduction in connection with the acquisition or receipt by the General Partner of an interest in the Partnership, then the deduction shall be allocated entirely to such Partner. Any amount that such Partner is required to include in income for Federal income tax purposes in connection with the acquisition or receipt of such interest shall be treated as a contribution to the capital of the Partnership by such Partner.

               (f)  Allocation in Event of Transfer.  If an interest in the
                    -------------------------------
Partnership is Transferred in accordance with Section 6, there shall be allocated to the Transferring Partner during the Fiscal Year of Transfer the product of (i) the Partnership's Profits or Losses allocable to such Transferred interest for such Fiscal Year and (ii) a fraction, the numerator of which is the number of days such Partner held the Transferred interest during such Fiscal Year and the denominator of which is the total number of days in such Fiscal Year. All remaining Partnership Profits and Losses allocable to such Transferred interest for such Fiscal Year shall be allocated to the Substitute Partner acquiring such interest. Such allocations shall be made without regard to the date, amount or recipient of any distributions which may have been made with respect to such Transferred interest. As of the date of such Transfer, the Substitute
Partner shall succeed to the Capital Account and Capital Contribution of the Transferring Partner to the extent attributable to the Transferred interest.

          (g) Adjustment to Capital Accounts for Distributions of Property.
              -------------------------------------------------------------
If property distributed in kind is reflected in the Capital Accounts of the Partners at a book value that differs from the fair market value of such property on the date of distribution, the difference shall be treated as Profit or Loss on the sale of the property and shall be allocated among the Partners in accordance with the provisions of this Section 4.2.

          (h) Tax Credits and Similar Items. Any tax credits or similar items
              -----------------------------
not allocable pursuant to Section 4.2(a) through (g) shall be allocated to the Partners in proportion to their respective Percentage Interests; provided
                                                                 --------,
however, that at least one percent of each such item shall be allocated to
-------
the General Partner.

     4.3 Modifications to Preserve Underlying Economic Objectives.  If, in the
         --------------------------------------------------------
opinion of counsel to the Partnership, there is a change in the Federal income tax law (including the Code as well as the regulations, rulings, and administrative practices thereunder) which makes it necessary or prudent to modify the allocation provisions of this Section 4 in order to preserve the underlying economic objectives of the Partners as reflected in this Agreement, the General Partner shall make the minimum modification necessary to achieve such purpose.

     4.4  Withholding Taxes and Fees.  The Partnership shall withhold taxes and
          --------------------------
similar governmental fees from distributions to, and allocations among, the Partners to the extent required by law (as determined by the General Partner in its sole discretion). Any amount so withheld by the Partnership with regard to a Partner shall be treated for purposes of this Agreement as in amount actually distributed to such Partner. An amount shall be considered withheld by the Partnership if remitted to a governmental agency without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates. To the extent operation of the foregoing provisions of this Section
4.4 would create or increase a deficit balance in a Limited Partner's Capital Account (excluding for this purpose any portion of such deficit attributable to the Partner's share of the Partnership's Minimum Gain as determined under Treasury Regulation Section 1.704-2), the amount of the deemed distribution shall instead be treated as a distribution received in violation of this Agreement and subject to the provisions of Section 3.6.

     4.5  Nonallocation of Distributions to Increases in Minimum Gain. To the
          -----------------------------------------------------------
extent permitted under Treasury Regulation Section 1.704-2(h), distributions to Partners shall not be allocable to increases in the Partnership's Minimum Gain. In general, and except as provided in such regulation, the preceding sentence is intended to insure that reductions in a Partner's Capital Account balance resulting from distributions of money or other property to that Partner are not reversed by the minimum gain chargeback provisions of
Section 4.2(b)(iii).

     4.6  Allocation of Liabilities.  Solely for purposes of determining the
          -------------------------
Partners' respective shares of the nonrecourse liabilities of the Partnership within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Partner's interest in Partnership Profits shall be equal to such Partner's Percentage Interest.

                                   SECTION 5
                                   ---------
                           ADMINISTRATIVE PROVISIONS
                           -------------------------

     5.1  Power of Limited Partners.
          -------------------------

          (a) No Management by Limited Partners. Except as specifically required
              ---------------------------------
under the Act or permitted under this Agreement, the Limited Partners shall not take part in the management or control of, and shall not bind or act for, the Partnership.

          (b) Majority-In-Interest Approval for Certain Actions. The approval of
              -------------------------------------------------
a Majority-In-Interest of the Limited Partners shall be required in order for the General Partner to:

              (i)  liquidate substantially all of the Partnership's assets; or

              (ii) otherwise discontinue the Partnership's business,

     5.2 Management by the General Partner. The General Partner shall devote
         ---------------------------------
such time and attention, and shall diligently perform those duties, as are reasonably necessary to manage effectively the Partnership's affairs.


     Subject to the provisions of the Act and this Agreement, the General Partner shall have the power to perform acts necessary or appropriate for the efficient management of the Partnership including, without limitation, the right to:

         (a) Acquire, manage, develop, hold, lease, improve, control, operate, and sell or otherwise dispose of property on behalf of the Partnership;

         (b) Borrow money on behalf of the Partnership or encumber Partnership property solely for the purpose of obtaining financing for the Partnership's business, and to extend or modify any obligations of the Partnership;

         (c) Employ or retain any qualified person to perform services or provide advice for the benefit of the Partnership and pay reasonable compensation therefor;

         (d) Compromise, arbitrate or otherwise adjust claims in favor of or against the Partnership, and commence or defend litigation with respect to the Partnership or any assets of the Partnership, at the Partnership's expense;

         (e) Cause the Partnership to maintain, at the Partnership's expense, insurance coverage reasonably satisfactory to the General Partner with regard to any circumstance or condition which may affect the Partnership or the liability of the General Partner in its capacity as such;

         (f) Open, conduct business regarding, draw checks or other payment orders upon, and close cash, checking, custodial or similar accounts with banks or brokers on behalf of the Partnership and pay the customary fees and charges applicable to transactions in respect of all such accounts;

         (g) Cause the Partnership to enter into, make and perform such contracts, agreements and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business of the Partnership, including, without limitation, contracts, agreements, undertakings and transactions with any Partner or with any other person or entity related to any Partner, provided however, that-------- ------- transactions with such persons and entities for the account of the Partnership shall be on terms no less favorable to the Partnership than are generally afforded to unrelated third parties in comparable transactions; and

         (h) Assume and exercise all powers and responsibilities granted a general partner by the laws of the State of Louisiana.

     5.3 Restrictions on Powers of the General Partner. The General Partner
         ---------------------------------------------
shall not do any act in contravention of this Agreement or, subject to the provisions of Section 5 4, any act which is detrimental to the business of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The General Partner shall not use, or permit another to use, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     5.4 Competing Ventures.  The Limited Partners understand that the General
         ------------------
Partner may have other business activities which may take the major part of the General Partner's total time devoted to business matters. Accordingly, the General Partner shall not be bound to devote all of the General Partner's business time to the affairs of the Partnership, but shall devote such time and attention to the Partnership's business as may be required in order to assure that the Partnership's business is conducted in a diligent and proper manner. During the continuance of this Agreement, Boomtown and the General Partner and/or their respective affiliated entities may (i) engage in any activity whether or not in direct competition with the Partnership for such Partner's own profit and advantage without the consent of any other Partner or the Partnership, or (ii) possess an interest in any other business venture of any nature or description independently or with others. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement in and to any Partner's separate business venture or to the income or profits derived therefrom.

     5.5 Disclosures. Each Partner shall furnish any data with respect to itself
         -----------
reasonably required in connection with financing or operation of the Partnership's business.

     5.6  Reimbursement to the General Partner.  The General Partner shall be
          ------------------------------------
reimbursed for amounts paid to third parties for, or on behalf of, the Partnership (including, without limitation, amounts paid in connection with the formation of the Partnership).

     5.7  Compensation. Partners and affiliates of Partners shall be entitled to
          ------------
receive fair market value compensation (as determined by the General Partner in its reasonable discretion and in accordance with the provisions of Section 5.2(g)) for services provided to, or for the benefit of, the Partnership.

     5.8  Tax Matters Partner.
          -------------------

          (a) General. The General Partner is hereby designated the "tax matters
              -------
partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code. Except as specifically provided in the Code and the regulations issued thereunder, the General Partne in its sole discretion shall have exclusive authority to act for or on behalf of the Partnership with regard to tax matters, including, without limitation, the authority to make (or decline to make) any available tax elections.

          (b) Notice of Inconsistent Treatment of Partnership Item. No Partner
              ----------------------------------------------------
shall file a notice with the Internal Revenue Service under Section 6222(b) of the Code in connection with such Partner's intention to treat an item on such Partner's Federal income tax return in a manner which is inconsistent with the treatment of such item on the Partnership's Federal income tax return unless such Partner has, not less than 30 days prior to the filing of such notice, provided the General Partner with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the General Partner shall reasonably request.

          (c) Notice of Settlement Agreement. Any Limited Partner entering into
              ------------------------------
a settlement agreement with the Secretary of the Treasury which concerns a Partnership item shall notify the General Partner of such settlement agreement and its terms within 60 days from the date thereof.

     5.9  Books, Records and Annual Financial Statements.
          ----------------------------------------------

          (a) The Partnership shall maintain or cause to be maintained true and proper books, records, reports, and accounts in which shall be entered, on the accrual basis, all transactions of the Partnership. Such books, records, reports and accounts shall be located at the principal place of business of the Partnership and shall be available to any Partner for inspection and copying during reasonable business hours.

          (b) The Partnership shall cause to be delivered to each Partner within 90 days after the expiration of each Fiscal Year an annual report containing all Partnership information necessary for preparation of the Federal, state and local income tax returns of such Partner. Upon election by the General Partner or written request from a Limited Partner that is a "10-percent owner" of the Partnership within the meaning of Section 6654(d)(1)(E) of the Code, the Partnership shall make reasonable efforts (as determined by the General Partner in its sole discretion) to provide interim Partnership financial information necessary for such Partner, or its constituent partners or shareholders, to compute its or their quarterly Federal estimated tax Liability.

                                   SECTION 6
                                   ---------
                TRANSFER OF A PARTNERSHIP INTEREST; WITHDRAWALS
                -----------------------------------------------

     6.1  Transfers.  No sale, transfer, assignment or other disposition (a
          ---------
"Transfer") of a Partner's interest in violation of this Agreement shall be valid or effective.

          (a) Limited Partners -- Voluntary Transfers. The Transfer of a Limited
              ---------------------------------------
Partner's interest in the Partnership to another person (a "Substitute Partner") shall be valid and effective if the following conditions are satisfied:

              (i)    Execution of Documents. The Limited Partner whose interest
                     ----------------------
is Transferred (the "Transferring Partner") and the Substitute Partner shall properly execute documents or instruments which the General Partner reasonably determines to be necessary or desirable to effect such Transfer, including written acceptance, ratification and approval of all of the terms and conditions of this Agreement and any amendments hereto.

              (ii)   Compliance With Applicable Laws and Rules.  The Transfer of
                     -----------------------------------------
shall not at the time of the Transfer and will not thereafter, to the reasonable satisfaction of the General Partner, violate any applicable law or governmental rule, including, without limitation, any Federal or state securities or gaming law or rule (based upon the presumption, for this purpose, that the business operations of the Partnership shall not be changed to accommodate the Transfer of a Limited Partner's interest in the Partnership).

              (iii)  Tax Effects. The Transfer of the interest shall not, to the
                     -----------
reasonable of the General Partner, cause the Partnership to (A) terminate within the meaning of Section 708 of the Code; (B) qualify as a "publicly traded partnership" within the meaning of Section 469(k), 512(c)(2) or 7704 of the Code; or (C) be classified for Federal income tax purposes as an association taxable as a corporation.

              (iv)   Consent of the General Partner. The prior written consent
                     ------------------------------
of the General Partner to such Transfer shall be obtained by the Transferring Partner, the granting or denial of which shall be in the General Partner's sole discretion.

          (b) Limited Partners --Involuntary Transfers. A person may become the
              ----------------------------------------
assignee of all or a portion of a Limited Partner's interest in the Profits and Losses of the Partnership upon (i) the death, Bankruptcy, incapacity, or Dissolution of such Limited Partner; (ii) foreclosure against that portion of such Limited Partner's interest in the Partnership which was pledged as security for an obligation; or (iii) a transfer to such Limited Partner's spouse pursuant to a divorce decree or settlement. In the event a person becomes the assignee of an interest in the Profits and Losses of the Partnership under the preceding sentence, the General Partner shall, in its sole discretion, (i) admit such assignee to the Partnership as a Substitute Partner (provided, however, that the
                                                     --------  -------
requirement of Section 6.1(a)(ii) and (iii) shall in all events be satisfied) or
(ii) redeem such assignee's interest by treating such assignee as a withdrawing Limited Partner under the rules set forth in Section 6.2.

          (c)  Transfers by the General Partner.  The General Partner shall not
               --------------------------------
its interest in the Partnership in violation of applicable law or without the prior written consent of all the Limited Partners; provided, however,
                                                       --------  -------
that the General Partner shall not be required to obtain such consent for a Transfer which consists solely of an assignment of all or a portion of the General Partner's interest in the allocations and distributions of the Partnership.

     6.2 Withdrawal of a Limited Partners. A Limited Partner shall not withdraw
         --------------------------------
from the Partnership without the written consent of the General Partner, the granting or denial of which shall be in the General Partner's sole discretion. A Limited Partner permitted to withdraw from the Partnership pursuant to this
Section 6.2 shall receive the amount of cash and/or property (as determined in the reasonable discretion of the General Partner) that such limited Partner would have received if, on the effective date of such withdrawal, the Partnership had been dissolved and liquidated pursuant to Section 7.3. Upon the withdrawal of a Limited Partner from the Partnership, such Limited Partner's Percentage Interest shall be allocated among the remaining Partners in proportion to the remaining Partners' respective Percentage Interests as in effect immediately prior to the withdrawal.

                                   SECTION 7
                                   ---------
                DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP
                ----------------------------------------------
     7.1 Dissolving Events. The Partnership shall be dissolved upon the
         -----------------
occurrence of any of the following events:

         (a)  Expiration of the Partnership term;

         (b) Issuance of an order by a court of competent jurisdiction requiring the dissolution of the Partnership;

         (c)  Permanent cessation of the Partnership's business;

         (d) Consent of the General Partner and a Majority-in-Interest of the Limited Partners to dissolve;

         (e) The withdrawal, retirement, Bankruptcy, Dissolution, death or incapacity of the General Partner, unless the remaining Partners elect to continue the Partnership pursuant to Section 7.2; and

         (f) Any other event which results in dissolution of the Partnership under the Act.

     7.2  Special Meeting to Dissolve or Continue the Partnership.  Upon the
          -------------------------------------------------------
withdrawal, retirement, Bankruptcy, Dissolution, death or incapacity of the General Partner, the two Limited Partners having the largest Capital Account balances shall, in accordance with the provisions of the Act, notify the remaining Limited Partners of a special meeting of the Limited Partners to be held not less than 10 nor more than 60 days after the date of such event. At that meeting the Limited Partners may by unanimous vote elect to continue the business of the Partnership and agree to the appointment of a new General Partner. If the Limited Partners do not elect to continue the business of the Partnership and to appoint a new General Partner, a Liquidating Partner shall be elected by a Majority-In-Interest of the Limited Partners; the Liquidating Partner shall then cause the Partnership to be liquidated in accordance with the provisions of Section 7.3.

     Written consent of a Partner to continuation of the Partnership and the election of a new General Partner or to dissolution of the Partnership and the election of a Liquidating Partner shall be counted as a vote at such special meeting.

     7.3  Winding Up of the Partnership.
          -----------------------------

          (a) Upon dissolution of the Partnership, the Liquidating Partner shall promptly wind up the affairs of the partnership in accordance with the provisions of this Section 7.3. The partnership shall engage in no further business except as may be necessary, in the reasonable discretion of the Liquidating Partner, to preserve the value of the Partnership's assets during the period of dissolution and liquidation.

          (b) Distributions to the Partners in liquidation may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Liquidating Partner, Distributions in kind shall be valued at fair market value as reasonably determined by the Liquidating Partner and shall be subject to such conditions and restrictions as may be necessary or advisable in the reasonable discretion of the Liquidating Partner to preserve the value of the property so distributed.

          (c) The Profits and Losses of the Partnership during the Period of dissolution and liquidation shall be allocated among the Partners in accordance with the provisions of Section 4.2. If any property is distributed in kind, the Capital Accounts of the Partners shall be adjusted in accordance with the provisions of Section 4.2(g).

          (d) The assets of the Partnership (including, without limitation, proceeds from the sale or other disposition of any assets during the period of dissolution and liquidation) shall be applied as follows:

               (i) First, to repay any indebtedness of the Partnership, whether to third parties or the Partners, in the order of priority required by law;

               (ii) Next, to any reserves which the Liquidating Partner reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Partnership (which reserves when they become unnecessary shall be distributed in the remaining priorities set forth in this Section 7.3(d)); and

               (iii) Next, to the Partners in proportion to their respective positive Capital Account balances (after taking into account all adjustments to the Partners' Capital Accounts required under Section 7.3(c)).

          (e) If, after allocation of all Profits and Losses of the Partnership pursuant to Section 73(c), the Capital Account balance of the General Partner is less than zero, the General Partner shall, prior to application and distribution of the Partnership's assets pursuant to Section 7.3(d), contribute to the capital of the Partnership sufficient cash and/or property to increase the General Partner's Capital Account balance to zero.

                                   SECTION 8
                                   ---------
             LIABILITY AND INDEMNIFICATION OF THE GENERAL PARTNER
             ----------------------------------------------------

          8.1  Liability. Except as otherwise specifically provided in this
               ---------
Agreement, the General Partner (and its affiliates) shall not be personally liable for the return of any contributions made to the capital of the Partnership by the Limited Partners. In the absence of fraud, gross negligence, material breach of fiduciary duty, or willful misconduct by the General Partner, the General Partner (and its affiliates) shall not be liable to the Partnership or the Limited Partners for any act or omission concerning the Partnership's business.

          8.2  Indemnification.  In the absence of fraud, gross negligence,
               ---------------
material breach of fiduciary duty, or willful misconduct on the part of an Indemnified Person, the Partnership shall indemnify and hold each Indemnified Person harmless from and against any loss, expense, damage or injury suffered or sustained by any of them by reason of any acts, or omissions, or alleged acts or omissions arising out of any activity performed on behalf of the Partnership. This indemnification shall include, but not be limited to: (i) payment of reasonable attorneys' fees and other expenses incurred in settling any claim or threatened action, or incurred in any finally-adjudicated legal proceeding, and
(ii) the removal of any liens affecting the property of an Indemnified Person (which liens shall be deemed a debt of the Partnership to such Indemnified Person to be repaid in full before any distributions are made to the Partners pursuant to this Agreement). As used herein, "Indemnified Person" means the General Partner, any business entity of which the General Partner is an officer, director, partner or shareholder, or any employee or agent thereof. The total obligation of the Partnership to all Indemnified Person under this Section 8.2 shall be limited to the assets of the Partnership (excluding, solely for purposes of this sentence, any obligation of the General Partner to restore a deficit balance in its Capital Account pursuant to Section 7.3(e)).

                                   SECTION 9
                                   ---------
                              GENERAL PROVISIONS
                              ------------------

          9.1  Special Meetings. Subject to the provisions of the Act, the
               ----------------
General Partner may call a special meeting of all Partners at any reasonable time on not less than 10 nor more than 60 days notice.

          9.2  Entire Agreement.  This Agreement contains the entire
               ----------------

understanding the Partners and supersedes any prior written or oral agreement between them respecting the Partnership. There are no representations, agreements, arrangements, or understandings, oral or written, among the Partners relating to the Partnership which are not fully expressed in this Agreement.

          9.3  Amendments.
               ----------

               (a)  General.  This Agreement is subject to amendment only with
                    -------
the written consent of the General Partner and a Majority-In-Interest of the Limited Partners; provided, however, that there shall be no amendment to this
                  -------- -------
Agreement which reduces a Limited Partner's interest in the Profits, distributions or capital of the Partnership without the consent of such Limited Partner.
               (b)  Amendments to Comply with Gaming or Similar Laws.
                    ------------------------------------------------
Notwithstanding the provisions of Section 9.3(a), the Partners hereby agree in advance that this Agreement shall be amended as necessary to comply with the requirements of any gaming or similar law or governmental rule that regulates or otherwise pertains to the business of the Partnership.

          9.4  Governing Law.
               -------------
All questions with respect to the interpretation of this Agreement and the rights and liabilities of the Partners shall be governed by the laws of the State of Louisiana as they are applied to contracts entered into between residents of Louisiana.

          9.5  Severability.  In the event any one or more of the provisions of
               ------------
this Agreement are determined to be invalid or unenforceable, such provision or provisions shall be deemed severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

          9.6  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and when so executed, all of such counterparts shall constitute a single instrument binding upon all parties notwithstanding the fact that all parties are not signatory to the original or to the same counterpart.

          9.7  Survival of Rights.  Subject to the restrictions against
               ------------------
unauthorized assignment or transfer set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon each Partner and such Partner's heirs, devises, legatees, personal representatives, successors, and assigns.

          9.8  Arbitration and Attorneys' Fees.  Any controversy or claim
               -------------------------------
arising or relating to this Agreement, the Partnership, or the Partners' respective rights and duties shall be settled by arbitration in the State of Nevada. Such arbitration shall be in accordance with the rules of the American Arbitration Association, and judgment upon the award may be entered in any court of competent jurisdiction. The prevailing Partner or Partners in such arbitration and any ensuing legal action shall be reimbursed by the Partner or Partners who do not prevail for their reasonable attorney's, accountant's and expert's fees and the costs of such actions.

          9.9  Notices.  Any notice shall be in writing and shall be deemed duly
               -------
given when personally delivered to the Partner to whom it is directed, or in lieu of such personal service, when deposited in the United States mail, registered or certified mail, postage prepaid, to the address set forth on Schedule A for such Partner, or to any other address of which the General Partner is notified by such Partner in writing. Notice also shall be deemed duly given when actually received by the Partner to whom it is directed via telecopy, electronic transfer, telex or telegram.

          9.10  Consents.  All consents, agreements and approvals provided for
                --------
or permitted by this Agreement shall be in writing and signed copies thereof shall be retained with the books of the Partnership.

          9.11  No Partition.  Except as otherwise permitted by this Agreement,
                ------------
no Partner shall have the right, and each Partner does hereby agree that it shall not seek, to cause a partition of the Partnership's property whether by court action or otherwise.

          9.12  Representation of Limited Partners.  Each Limited Partner hereby
                ----------------------------------
represents that, with respect to its limited partnership interest in the
Partnership: (i) it is acquiring or has acquired such interest for purposes of investment only, for its own account (or a trust account if such Limited Partner is a trustee), and not with a view to resell or distribute the same or any part thereof; and (ii) no other person has any interest in such limited partnership interest or in the rights of such Limited Partner under this Agreement other than a spouse having a community property or similar interest under applicable state law. Each Limited Partner also warrants to the Partnership and the other Partners that it has the business and financial knowledge and experience necessary to purchase a limited partnership interest in the Partnership in the amount of its capital contributions to the Partnership on the terms contemplated herein and that it has the ability to bear the risks of such investment (including the risk of sustaining a complete loss of all such capital contributions) without the need for the investor protections provided by the registration requirements of the Securities Act of 1933, as amended.

          9.13  Valuation.   If (i) the fair market value of any asset or other
                ---------
item of property (including, without limitation, a limited partnership interest in the Partnership) is required to be determined under the terms of this Agreement or any other agreement or arrangement to which the Partnership is subject, and (ii) no standard for determining such fair market value is provided for under the applicable provision of this Agreement or such other agreement or arrangement, then the fair market value of the asset or other item of property shall be determined by the General Partner in its reasonable discretion.

          9.14  Mutual Selection.  Each Partner hereby specifically consents to
                ----------------
and endorses the selection of all other Partners admitted to the Partnership pursuant to the terms of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GENERAL PARTNER:                             LIMITED PARTNER:

LOUISIANA GAMING ENTERPRISES,                BOOMTOWN, INC.,
INC., a Louisiana corporation                a Delaware corporation

By: /s/ Robert F. List                       By: /s/ Robert F. List
   -----------------------------                 -----------------------------
    Robert F. List,                              Robert F. List,
    Senior Vice President                        Executive Vice President and
                                                 Corporate Counsel

                                  SCHEDULE A

    Name and Address                          Capital Contribution           Percentage Interest
-----------------------                     --------------------------       -----------------------
Louisiana Gaming Enterprises, Inc.                                                      5%
700 Camp Street
New Orleans, LA 70130

Boomtown, Inc.                                                                         95%
P.O. Box 399
Verdi, NV 89439

REGISTERED ADDRESS OF PARTNERSHIP:

4132 Peters Road
Harvey, LA 70058

                             STATE OF MISSISSIPPI



                              SECRETARY OF STATE
                                  DICK MOLPUS

================================================================================


                   Mississippi Corporation Information System

     Corporation Name
     BILOXI CASINO CORP.

     Corp ID:  0586827

     Filed:  08/17/1990 at 8:00 A.M.

                                              Dick Molpus
                                              Secretary of State

     Filing Fee Receipt:  $50.00

                              Secretary of State
                                 P.O. Box 136
                               Jackson, MS 39205
                                (601) 359-1333


================================================================================


           401 MISSISSIPPI STREET . P.O. BOX 136 . JACKSON, MS 39205
                            TELEPHONE (601) 359-1350

                           ARTICLES OF INCORPORATION

                            (ATTACH CONFORMED COPY)

                           X  PROFIT  ___ NONPROFIT
                          ---

                              (MARK APPROPRIATE BOX)

     The undersigned persons, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1.   The name of the corporation is:

     Biloxi Casino Corp.
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

2.   Domicile address is:        1900 24/th/ Avenue
                          ------------------------------------------------------
                                                 STREET
                                 Gulfport, MS 39501
     ---------------------------------------------------------------------------
                                             CITY/STATE/ZIP
3.   The period of duration is:  99 years
                                 -----------------------------------------------
4. (a) The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows: (THIS IS FOR PROFIT ONLY):

          Classes(es)               No. of Shares Authorized
          -----------               ------------------------
            COMMON                              10,000
     --------------------------   --------------------------------
            (one class only)
     --------------------------   --------------------------------

     --------------------------   --------------------------------

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:

5.   The street address of its initial registered office is:
                           1900 24/th/ Avenue
     ---------------------------------------------------------------------------
                                        STREET
                           Gulfport, MS 39501
     ---------------------------------------------------------------------------
                           NAME/STREET ADDRESS/CITY/STATE/ZIP

     and the name of its initial registered agent at such address is:
                           Virgil G. Gillespie
     ---------------------------------------------------------------------------
6.   The name and complete address of each incorporator is as
     follows (PLEASE TYPE OR PRINT):
                           Virgil G. Gillespie
     ---------------------------------------------------------------------------
                           1900 24/th/ Avenue, Gulfport, MS  39501
     ---------------------------------------------------------------------------
                           NAME/STREET ADDRESS/CITY/STATE/ZIP

7.   Other provisions:    Shareholders have preemptive right to acquire a
                         -------------------------------------------------------
     proportionate share of any additional stock issued or sale of treasury
     ---------------------------------------------------------------------------
     stock, based upon the pro rata share of stock of any given stockholder, as
     ---------------------------------------------------------------------------
     his shares bear to the total amount of stock issued.
     ---------------------------------------------------------------------------
                                                    /s/ Virgil G. Gillespie
                                                    ----------------------------

                                                    Virgil G. Gillespie
                                                    ----------------------------
                                                      INCORPORATORS (SIGNATURES)

                                August 16, 1990

MISSISSIPPI SECRETARY OF STATE
CORPORATE DIVISION
P.O. BOX 136
JACKSON, MS 39205

     RE: INCORPORATION OF BILOXI CASINO CORP.

Dear Sir:

     We enclose the Articles of Incorporation of Dixieland Casino Corp. The articles are executed in original and exact copy. The necessary parties have signed the document in black ink.

     Our check for the $50 filing fee is enclosed, along with a stamped, self addressed envelope for return mailing of evidenced copy of filing.

     If you have any questions please call me.

                                           Sincerely,

                                           /s/ Robert G. Gillespie, Jr.

                                           Robert G. Gillespie, Jr.